Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _____________



                                   FORM S-8

                            REGISTRATION STATEMENT

                       Under the Securities Act of 1933

                                 _____________



                              FIRSTAR CORPORATION

            (Exact name of Registrant as specified in its charter)

                                 _____________



   Wisconsin                         6022                    39-0711710
(State or other          (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of            Classification Code No.)         Identification
incorporation or                                                 No.)
organization)


             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
                                (414) 765-4321
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 _____________

        Firstar Corporation 1988 Incentive Stock Plan For Key Employees
                           (Full title of the plan)
                                 _____________

     Howard H. Hopwood III, Esq., Senior Vice President & General Counsel
                              Firstar Corporation
             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
                                (414) 765-5977
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)
                                 _____________

                        CALCULATION OF REGISTRATION FEE


                                       Proposed   Proposed
                                       maximum    maximum
Title of each class        Amount      offering   aggregate     Amount of
of Securities to be        to be       price per  offering      registration
registered (1)             registered  unit (1)   price (1)     fee (2)

Common Stock ($1.25 par    3,292,265   $28.375  $93,418,000   $29,353
  value) ....                Shares

Preferred Share Purchase   1,646,133   (3)        (3)           (3)
  Rights ....                Rights


(1)	Estimated pursuant to Rules 457(c) and Rule 457(h) solely
for the purpose of calculating the registration fee based upon the average of the high and the low prices for Firstar
Corporation Common Stock in the consolidated reporting system on February 8, 1995.

(2)	This Registration Statement covers the registration of
3,000,000 shares of Common Stock of Firstar Corporation in addition to 292,265 shares previously registered under Registration No. 33-38830. Pursuant to General Instruction E of Form S-8, the registration fee is calculated and payable only with respect to the 3,000,000 additional shares.

(3)	The value attributable to the Preferred Share Purchase
Rights is reflected in the market price of the Firstar
Corporation Common Stock to which the Rights are attached.





                              Part II

        Information Required In The Registration Statement


Registration of Additional Securities. This Registration Statement covers additional shares of Firstar common stock relating to the Firstar Corporation Incentive Stock Plan for Key Employees (the "Plan") for which a registration statement on Form S-8 relating to the Plan is effective. The contents of Registration Statement No. 33-38830 are incorporated by reference into this Registration Statement.



Item 5. Interests of Named Experts and Counsel. Howard H. Hopwood, III, Esq., Senior Vice President and General Counsel of Firstar, has acted as legal counsel for Firstar in connection with the registration of the Common Stock. Mr. Hopwood is a full-time employee of Firstar and at December 31, 1994 beneficially owned approximately 20,048 shares of Common Stock, held Options to acquire 34,800 shares of Common Stock under the Plan and held performance shares which could entitle him to receive up to 2,652 shares of Common Stock under the Plan.

Item 8.  Exhibits.

     (5)  Opinion of Howard H. Hopwood, III,
          Esq., as to the legality of the
          securities being registered.

 (23)(a)  Consent of Howard H. Hopwood, III,
          Esq. (contained in Exhibit 5).

 (23)(b)  Consent of KPMG Peat Marwick.

 (24)(a)  Certified copy of Resolutions of the
          Board of Directors of the Registrant.

 (24)(b)  Powers of Attorney.


                              SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin on February 10, 1995.


                                  FIRSTAR CORPORATION



                                  By:       ROGER L. FITZSIMONDS *
                                      -------------------------------
                                            Roger L. Fitzsimonds,
                                          Chairman of the Board and
                                           Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  Signature                       Title                        Date

    ROGER L. FITZSIMONDS *  Chairman of the Board, Chief   February 10, 1995
    Roger L. Fitzsimonds     Executive Officer and
                             Director (principal
                             executive officer)



      JOHN A. BECKER *      President and Director         February 10, 1995
      John A. Becker


      WILLIAM H. RISCH *    Senior Vice President-Finance  February 10, 1995
      William H. Risch			    and Treasurer (principal
                             accounting and financial
                             officer)


                            Director
     Robert C. Buchanan



     MICHAEL E. BATTEN *    Director                       February 10, 1995
     Michael E. Batten


     GEORGE M. CHESTER, JR. *   Director                   February 10, 1995
     George M. Chester, Jr.


     ROGER H. DERUSHA *     Director                       February 10, 1995
     Roger H. Derusha


     JAMES L. FORBES *      Director                       February 10, 1995
     James L. Forbes


     HOLMES FOSTER *        Director                       February 10, 1995
     Holmes Foster


     JOSEPH F. HEIL, JR. *     Director                    February 10, 1995
     Joseph F. Heil, Jr.


  Signature                       Title                        Date

    JOHN H. HENDEE, JR. *   Director                       February 10, 1995
    John H. Hendee, Jr.


    JERRY M. HIEGEL *       Director                       February 10, 1995
    Jerry M. Hiegel


    JOE HLADKY *            Director                       February 10, 1995
    Joe Hladky


                            Director
    C. Paul Johnson



    JAMES H. KEYES *        Director                       February 10, 1995
    James H. Keyes


    SHELDON B. LUBAR *      Director                       February 10, 1995
    Sheldon B. Lubar


    DANIEL F. McKEITHAN, JR. *  Director                  February 10, 1995
    Daniel F. McKeithan, Jr.


    GEORGE W. MEAD, II *     Director                     February 10, 1995
    George W. Mead, II


    GUY A. OSBORN *        Director                       February 10, 1995
    Guy A. Osborn



    JUDITH D. PYLE *       Director                       February 10, 1995
    Judith D. Pyle



    CLIFFORD V. SMITH, JR. *   Director                   February 10, 1995
    Clifford V. Smith, Jr.


                              Director
      William W. Wirtz





                             By:         WILLIAM J. SCHULZ
                                  -----------------------------------
                                         William J. Schulz
                                         Attorney-in-Fact


_______________

*Pursuant to authority granted by powers of attorney filed with the Registration Statement.



                           Exhibit Index

                        Firstar Corporation

           1988 Incentive Stock Plan for Key Employees


                                                        Page No.
                                                        in
                                                        Registration
Exhibit No.    Exhibit                                  Statement

(5)            Opinion of Howard H. Hopwood, III,         6
               Esq., as to the legality of the
               securities being registered.

(23)(a)		      Consent of Howard H. Hopwood, III,         6
               Esq. (contained in Exhibit 5).

(23)(b)        Consent of KPMG Peat Marwick.              8

(24)(a)        Certified Resolution of the                9
               Board of Directors.

(24)(b)        Powers of Attorney.                       10